SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

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                        GENERAL SEMICONDUCTOR, INC.
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              (Name of Registrant as Specified In Its Charter)

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                        GENERAL SEMICONDUCTOR, INC.
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                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
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      2)  Aggregate number of securities to which transaction applies:
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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.[FN1]
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      4)  Proposed maximum aggregate value of transaction:
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1    Set forth the amount on which the filing fee is calculated and state how it was determined

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
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      was paid previously.  Identify the previous filing by registration
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      4)  Date Filed:
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On August 1, 2001, General Semiconductor, Inc. ("General Semiconductor"or
the "Company"), a Delaware corporation, announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among General Semiconductor, Vishay Intertechnology, Inc., a Delaware corporation ("Vishay") and Vishay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Vishay ("Merger Sub"), dated as of July 31, 2001, pursuant to which, among other things, Merger Sub will be merged with and into General Semiconductor (the "Merger") with General Semiconductor continuing as the surviving corporation following the Merger.

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

General Semiconductor, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for the special meeting of General Semiconductor stockholders to be held in accordance with the terms of the Merger Agreement to consider and vote on a proposal to adopt and approve the Merger Agreement and the Merger:

Ronald A. Ostertag, Chairman of the Board of Directors, President and Chief Executive Officer; W. John Nelson, Chief Operating Officer; Robert J. Gange, Senior Vice president and Chief Financial officer; and Stephen B. Paige, Senior Vice President, General Counsel and Secretary;

Mr. Ostertag is the only director who is also an executive officer of the Company. General Semiconductor's other directors are: C. Scott Kulicke; Ronald Rosenweig; Peter A. Schwartz; and Samuel L. Simmons.

The number of shares of General Semiconductor common stock beneficially owned by each of these persons other than Mr. Gange, as of March 14, 2001, is set forth in the Proxy Statement for General Semiconductor's 2001 Annual Meeting of Stockholders and is incorporated herein by reference. Mr. Gange beneficially owned, as of August 10, 2001, 71,044 shares of General Semiconductor common stock.

General Semiconductor is also party to employment agreements with its executive officers which provide that, upon the occurrence of specific events following a change in control of General Semiconductor, the executive officers may be entitled to receive compensation and other payments. Additionally, General Semiconductor's executive officers have options to acquire shares of General Semiconductor's common stock, some of which are unvested as of the date hereof. These options will vest upon a change in control of General Semiconductor.

NOTE TO STOCKHOLDERS: In connection with the Merger, General Semiconductor will be filing a definitive proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS OF GENERAL SEMICONDUCTOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available and other documents filed by General Semiconductor and by Vishay with the Securities and Exchange Commission in connection with the Merger at the Securities and Exchange Commission's website at www.sec.gov. Security holders of General Semiconductor may also obtain for free a copy of the definitive proxy statement when it becomes available and other documents filed with the Securities and Exchange Commission by General Semiconductor in connection with the Merger by contacting General Semiconductor, Investor Relations, (631) 847-3000. Security holders of General Semiconductor may also obtain for free documents filed with the Securities and Exchange Commission by Vishay in connection with the Merger by contacting Vishay, Investor Relations, (610) 644-1300.

CAUTIONARY STATEMENT

Certain information in this document concerning the Merger is forward-looking. Certain information in this document concerning General Semiconductor's business may also be forward-looking, including the future business prospects for General Semiconductor, expectations as to the future impact of certain actions and plans General Semiconductor intends to implement in its business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond General Semiconductor's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the Merger include, but are not limited to: the timely receipt of necessary stockholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; and the fulfillment of all of the closing conditions specified in the Merger Agreement and other transaction documents. For further discussion of important risk factors that may materially affect management's estimates, General Semiconductor's results and the forward-looking statements herein, please see the risk factors contained in General Semiconductor's SEC filings. You also should read those filings, particularly General Semiconductor's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001, filed with the SEC, for a discussion of General Semiconductor's results of operations and financial condition.

The following is the text of a press release issued by the Company on August 17, 2001:

                                                        INVESTOR CONTACT:
                                                                 Tim Iris
                                                    Phone: (631) 847-3169
                                                        tiris@gensemi.com

                                                          MEDIA CONTACTS:
                                  George Sard/David Reno/Jonas Leddington
                                                  Citigate Sard Verbinnen
                                                    Phone: (212) 687-8080


FOR IMMEDIATE RELEASE


                 GENERAL SEMICONDUCTOR ANNOUNCES DETAILS OF
                             RESTRUCTURING PLAN
 Expects Annualized Cost Savings of $25 million; Will Take Third Quarter Charge

MELVILLE, NY - August 17, 2001 - General Semiconductor, Inc. (NYSE: SEM), a leading manufacturer of power management devices, today announced details of the restructuring plan outlined in its July 19 press release.

The Company expects total annualized cost savings of approximately $25 million and expects to take pre-tax charges in the third quarter of up to $60 million, including severance, non-cash asset impairment, exit costs and other expenses.

In response to the weak economic environment and unprecedented declines in end-market demand, the Company has decided to close its facility in Macroom, Ireland, which manufactures transient voltage suppression (TVS) diodes and rectifiers. General Semiconductor will transfer the majority of these product lines to its Taiwan and China facilities, while outsourcing production of certain other products to subcontractors. The Macroom facility employs 670 people, or 13% of the Company's workforce. The Company expects a phased exit from the facility by the year-end.

In addition, General Semiconductor has instituted cost reduction programs at all of its facilities and offices worldwide. The Company will outsource certain mature product lines to subcontractors and make additional headcount reductions totaling approximately 3% of General Semiconductor's workforce. Furlough programs have been implemented at both factory and office locations worldwide. The programs announced today combined with actions taken in the first half of the year are expected to reduce the Company's workforce by approximately 23% from the 5,700 employed at December 31, 2000.

Ronald A. Ostertag, Chairman and Chief Executive, said, "This has been a very difficult decision for the Corporation and I am personally disappointed that our business in Macroom will be closed after 20 years. Today's actions will make us a stronger, more profitable company by aligning cost structure with demand, ensuring the long-term viability of the product lines currently manufactured at our Macroom facility and creating a more efficient order through delivery process. Furthermore, we will retain our ability to meet anticipated demand when a market upturn occurs.

"The semiconductor market's unprecedented downturn made the steps taken today a necessary business decision. Nevertheless, these choices are difficult for everyone involved, and all of us at General Semiconductor want to thank all our employees from Macroom and around the world for their contributions and talented service over the years."

Ostertag concluded, "These changes, which were already under consideration prior to our announced merger agreement with Vishay Intertechnology, will hasten our eventual integration with Vishay and better position the combined company for future growth."

On August 1, General Semiconductor and Vishay Intertechnology announced a definitive merger agreement under which Vishay will acquire General Semiconductor in a tax-free, all-stock transaction. Under the terms of the agreement, shareholders of General Semiconductor will receive 0.563 shares of Vishay for each General Semiconductor share.

About General Semiconductor

General Semiconductor, Inc. is a leader in the design, manufacture and distribution of semiconductors serving the power management market. The Company provides customers with a broad array of products including rectifiers, transient voltage suppressors, small-signal transistors, diodes, MOSFETs and Analog ICs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key market segments for its products include automotive, computer, consumer and telecommunications.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.